Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-192635, 333-216365, 333-236607, 333-266498 and 333-272695) on Form S-8 and the Registration Statement (No. 333-270030) on Form S-3 of our report dated February 25, 2026, with respect to the consolidated financial statements of Xencor, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

San Diego, California
February 25, 2026